Consent of Independent Registered Public Accounting Firm
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The board and shareholders
RiverSource Selected Series, Inc.:
      RiverSource Precious Metals Fund



We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                   /s/   KPMG LLP
                                   ---------------
                                         KPMG LLP

Minneapolis, Minnesota
May 24, 2006